ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	**20070421476-23**
Ross Miller	Filing Date and Time
Secretary of State	**06/18/2007 8:28 AM**
State of Nevada	Entity Number
	E0453312007-5

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	AE Biofuels, Inc.		
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	GKL Resident Agents/Filings, Inc. Name 1000 East William Street Ste 204 (MANDATORY) Physical Street Address (OPTIONAL) Mailing Address	Carson City City City	Nevada 89701 Zip Code State Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 1,000	Par value per share: $ 0.001	Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. Andrew Foster Name 10600 North De Anza Blvd. Suite 250 Street Address 2. Eric A. McAfee Name 10600 North De Anza Blvd. Suite 250 Street Address 3. Name Street Address	 Cupertino City Cupertino City City	 CA 95014 State Zip Code CA 95014 State Zip Code State Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be: Alternative Energy		
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	Alisande M. Rozynko Name 101 Montgomery Street Ste 1950 Address	X [signature] Signature San Francisco City	 CA 94014 State Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company	Date 6-18-07	

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AE BIOFUELS, INC.**, did on June 18, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 29, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk